THE ADVISORS' INNER CIRCLE FUND
                              AMENDED AND RESTATED
                     TRANSFER AGENCY AND SERVICES AGREEMENT

         AGREEMENT made as of the 1st day of October, 2000 and amended and restated as of the 21st day of February, 2001, by and between The Advisors' Inner Circle Fund, a Massachusetts business trust, with its principal office and place of business at 101 Federal Street, Suite 300, Boston, Massachusetts 02110 (the "Trust"), and Forum Shareholder Services, LLC, a Delaware limited liability company with its principal office and place of business at Two Portland Square, Portland, Maine 04101 ("Forum").

         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company and may issue its shares beneficial interest, no par value (the "Shares"), in separate series and classes; and

         WHEREAS, the Trust intends to offer shares in various series as listed in Appendix A hereto (each such series, together with all other series subsequently established by the Trust and made subject to this Agreement in accordance with Section 12, being herein referred to as a "Fund," and collectively as the "Funds") and the Trust may in the future offer shares of various classes of each Fund as listed in Appendix A hereto (each such class together with all other classes subsequently established by the Trust in a Fund being herein referred to as a "Class," and collectively as the "Classes");

         WHEREAS, the Trust desires that Forum perform as the transfer agent and dividend disbursing agent for each Fund and Forum is willing to provide these services on the terms and conditions set forth in this Agreement;

         NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Trust and Forum hereby agree as follows:

         SECTION 1. APPOINTMENT; DELIVERY OF DOCUMENTS

         (a) The Trust, on behalf of the Funds, hereby appoints Forum to act as, and Forum agrees to act as, (i) transfer agent for the authorized and issued shares of beneficial interest of the Trust representing interests in each of the respective Funds and Classes thereof ("Shares"), (ii) dividend disbursing agent and (iii) agent in connection with any accumulation, open-account or similar plans provided to the registered owners of shares of any of the Funds ("Shareholders") and set out in the currently effective prospectuses and statements of additional information (collectively "prospectus") of the applicable Fund, including, without limitation, any periodic investment plan or periodic withdrawal program.

         (b) In connection therewith, the Trust has delivered to Forum copies of
(i) the Trust's Trust Instrument and Bylaws (collectively, as amended from time to time, "Organic Documents"), (ii) the Trust's Registration Statement and all amendments thereto filed with the

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U.S. Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the 1940 Act (the "Registration Statement"), (iii) the Trust's current Prospectus and Statement of Additional Information of each Fund (collectively, as currently in effect and as amended or supplemented, the "Prospectus"), (iv) each current plan of distribution or similar document adopted by the Trust under Rule 12b-l under the 1940 Act ("Plan") and each current shareholder service plan or similar document adopted by the Trust Plan"), and (v) all applicable procedures adopted by the Trust with respect to the Funds, and shall promptly furnish Forum with all amendments of or supplements to the foregoing. The Trust shall deliver to Forum a certified copy of the resolution of the Board of the Trust (the "Board") appointing Forum and authorizing the execution and delivery of this Agreement.

         SECTION 2. DUTIES OF FORUM

         (a) Forum agrees that in accordance with procedures established from time to time by agreement between the Trust on behalf of each of the Funds, as applicable, and Forum, Forum will per form the following services:

         i) provide the services of a transfer agent, dividend disbursing agent and, as relevant, agent in connection with accumulation, open-account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program) that are customary for open-end management investment companies including: (A) maintaining all Shareholder accounts, (B) preparing Shareholder meeting lists, (C) mailing proxies related materials to Shareholders, (D) mailing Shareholder reports and prospectuses to current Shareholders, (E) withholding taxes on U.S. resident and non-resident alien accounts, (F) preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required by federal authorities with respect to distributions for Shareholders, (G) preparing and mailing confirmation forms and statements of account to shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts, (H) preparing and mailing activity statements for Shareholders, and (I) providing Shareholder account information;

         (ii) receive for acceptance orders for the purchase of Shares and promptly deliver payment and appropriate documentation therefor to the custodian of the applicable Fund "Custodian") or, in the case of Fund's operating in a master-feeder or fund of funds structure, to the transfer agent or interestholder recordkeeper for the master portfolios in which the Fund invests;

         (iii) pursuant to purchase orders, issue the appropriate number of Shares and hold such Shares in the appropriate Shareholder account;

         (iv) receive for acceptance redemption requests and deliver the appropriate documentation therefor to the Custodian or, in the case of Fund's operating in a master-feeder structure, to the transfer agent or interestholder recordkeeper for the master fund in which the Fund invests;

         (v) as and when it receives monies paid to it by the Custodian with respect to any redemption, pay the redemption proceeds as required by the prospectus pursuant to which the redeemed Shares were offered and as instructed by the redeeming Shareholders;

         (vi) effect transfers of Shares upon receipt of appropriate instructions from Shareholders;

         (vii) prepare and transmit to Shareholders (or credit the appropriate Shareholder accounts) payments for all distributions declared by the Trust with respect to Shares;

         (viii) issue share certificates and replacement share certificates for those share certificates alleged to have been lost, stolen, or destroyed upon receipt by Forum of indemnification satisfactory to Forum and protecting Forum and the Trust and, at the option of Forum, issue replacement certificates in place of mutilated share certificates upon presentation thereof without requiring indemnification;

         (ix) receive from Shareholders or debit Shareholder accounts for sales commissions, including contingent deferred, deferred and other sales charges, and service fees (i.e., wire redemption charges) and prepare and transmit payments to underwriters, selected dealers and others for commissions and service fees received;

         (x) track shareholder accounts by financial intermediary source and otherwise as reasonably requested by the Trust and provide periodic reporting to the Trust or its administrator or other agent;

         (xi) maintain records of account for and provide reports and statements to the Trust and Shareholders as to the foregoing;

         (xii) record the issuance of Shares of the Trust and maintain pursuant to Rule 17AdlO(e) under the Securities Exchange Act of 1934, as amended ("1934 Act") a record of the total number of Shares of the Trust, each Fund and each Class thereof, that are authorized, based upon data provided to it by the Trust, and are issued and outstanding and provide the Trust on a regular basis a report of the total number of Shares that are authorized and the total number of Shares that are issued and outstanding;

         (xiii) provide a system which will enable the Trust to calculate the total number of Shares of each Fund and Class thereof sold in each State;

         (xiv) monitor and make appropriate filings with respect to the escheatment laws of the various states and territories of the United States; and

         (xv) oversee the activities of proxy solicitation firms.

         (b) Forum shall receive and tabulate proxy votes, coordinate the tabulation of proxy and shareholder meeting votes and perform such other additional services as may be specified from time to time by the Trust, all pursuant to mutually acceptable compensation and implementation agreements.

         (c) The Trust or its administrator or other agent (i) shall identify to Forum in writing those transactions and assets to be treated as exempt from reporting for each state and territory of the United States and for each foreign jurisdiction (collectively "States") and (ii) shall monitor the sales activity with respect to Shareholders domiciled or resident in each State. The responsibility of Forum for the Trust's State registration status is solely limited to the reporting of transactions to the Trust, and Forum shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Trust or its administrator or other agent.

         (d) Forum shall establish and maintain facilities and procedures reasonably acceptable to the 1rust for the safekeeping, control, preparation and use of share certificates, check forms, and facsimile signature imprinting devices. Forum shall establish and maintain facilities and procedures reasonably acceptable to the Trust for safekeeping of all records maintained by Forum pursuant to this Agreement.

         (e) Forum shall cooperate with each Fund's independent public accountants and shall take reasonable action to make all necessary information available to the accountants for the performance of the accountants' duties.

         (f) Except with respect to Forum's duties as set forth in this Section 2 and except as otherwise specifically provided herein, the Trust assumes all responsibility for ensuring that the Trust complies with all applicable requirements of the Securities Act, the 1940 Act and any laws, rules regulations of governmental authorities with jurisdiction over the Trust. All references to any law in this Agreement shall be deemed to include reference to the applicable rules and regulations promulgated under authority of the law and all official interpretations of such law or rules or regulations.

         SECTION 3. RECORDKEEPING

         (a) Prior to the commencement of Forum's responsibilities under this Agreement, if applicable, the Trust shall deliver or cause to be delivered over to Forum (i) an accurate list of Shareholders of the Trust, showing each Shareholder's address of record, number of Shares owned a ad whether such Shares are represented by outstanding share certificates and (ii) all Shareholder records, files, and other materials necessary or appropriate for proper performance of the functions assumed by Forum under this Agreement (collectively referred to as the ("Materia's"). The Trust shall on behalf of each applicable Fund or Class indemnify and hold Forum harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to any error, omission, inaccuracy or other deficiency of the Materials, or out of the failure of the Trust to provide any portion of the

Materials or to provide any information in the Trust's possession or control reasonably needed by Forum to perform the services described in this Agreement.

         (b) Forum shall keep records relating to the services to be performed under this Agreement, in the form and manner as it may deem advisable and as required by applicable law. To the extent required by Section 31 of the 1940 Act, and the rules thereunder, Forum agrees that all sue 1 records prepared or maintained by Forum relating to the services to be performed by Forum under this Agreement are the property of the Trust and will be preserved, maintained and made available in accordance with Section 31 of the 1940 Act and the rules thereunder, and will be surrendered promptly to the Trust on and in accordance with the Trust's request. The Trust and the Trust's authorized representatives shall have access to Forum's records relating to the service; to be performed under this Agreement at all times during Forum's normal business hours. Upon the reasonable request of the Trust, copies of any such records shall be provided promptly by Forum to the Trust or the Trust's authorized representatives.

         (c) Forum and the Trust agree that all books, records, information, and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

         (d) In case of any requests or demands for the inspection of the Shareholder records of the Trust, Forum will endeavor to notify the Trust and to secure instructions from an authorized officer of the Trust as to such inspection. Forum shall abide by the Trust's instructions for granting or denying the inspection; provided, however, that Forum may grant the inspection without instructions if Forum is advised by counsel to Forum that failure to do so will result ill liability to Forum.

         SECTION 4. ISSUANCE AND TRANSFER OF SHARES

         (a) Forum shall make original issues of Shares of each Fund and Class thereof in accordance with the Trust's then current prospectus only upon receipt of (i) instructions requesting the issuance, (ii) a certified copy of a resolution of the Board authorizing the issuance, (iii) necessary funds for the payment of any original issue tax applicable to such Shares, and (iv) an opinion of the Trust's counsel as to the legality and validity of the issuance, which opinion may provide that it is contingent upon the filing by the Trust of an appropriate notice with the SEC, as required by Section 24 of the 1940 Act or the rules thereunder. If the opinion described in (iv) above is contingent upon a filing under Section 24 of the 1940 Act, the Trust shall indemnify Forum for any liability arising from the failure of the Trust to comply with that section or the rules thereunder.

         (b) Transfers of Shares of each Fund and Class thereof shall be registered on the Shareholder records maintained by Forum. In registering transfers of Shares, Forum may rely upon the Uniform Commercial Code as in effect in the State of Delaware or any other statutes that, in the opinion of Forum's counsel, protect Forum and the Trust from liability arising from (i) not requiring complete documentation, (ii) registering a transfer without an adverse claim inquiry, (iii) delaying registration for purposes of such inquiry or (iv) refusing registration whenever an adverse claim requires such refusal. As transfer agent, Forum will be responsible for delivery to the transferor and transferee of such documentation as is required by the Uniform Commercial Code.

         SECTION 5. SHARE CERTIFICATES

         (a) The Trust shall furnish to Forum a supply of blank share certificates of each Fund and Class thereof and, from time to time, will renew such supply upon Forum's request. Blank share certificates shall be signed manually or by facsimile signatures of officers of the Trust authorized to sign by the Organic Documents of the Trust and, if required by the Organic Documents, shall bear the Trust's seal or a facsimile thereof. Unless otherwise directed by the Trust, Forum may issue or register Share certificates reflecting the manual or facsimile signature of an officer who has died, resigned or been removed by the Trust.

         (b) New Share certificates shall be issued by Forum upon surrender of outstanding Share certificates in the form deemed by Forum to be properly endorsed for transfer and satisfactory evidence of compliance with all applicable laws relating to the payment or collection of taxes, Forum shall forward Share certificates in "non-negotiable" form by first-class or registered mail, or by whatever means Forum deems equally reliable and expeditious. Forum shall not mail Share certificates in "negotiable" form unless requested in writing by the Trust and fully indemnified by the Trust to Forum's satisfaction.

         (c) In the event that the Trust informs Forum that any Fund or Class thereof does not issue share certificates, Forum shall not issue any such share certificates and the provisions of this Agreement relating to share certificates shall not be applicable with respect to those Funds or Classes thereof.

         SECTION 6. SHARE PURCHASES; ELIGIBILITY TO RECEIVE DISTRIBUTIONS


         (a) Shares shall be issued in accordance with the terms of a Fund's or Class' prospectus after Forum or its agent receives either:

         (i) (A) an instruction directing investment in a Fund or Class, (B) a check (other than a third party check) or a wire or other electronic payment in the amount designated in the instruction and (C), in the case of an initial purchase, a completed account application; or

         (ii) the information required for purchases pursuant to a selected dealer agreement, processing organization agreement, or a similar contract with a financial intermediary.

         (b) Shares issued in a Fund after receipt of a completed purchase order shall be eligible 10 receive distributions of the Fund at the time specified in the prospectus pursuant to which the Shares are offered.

         (c) Shareholder payments shall be considered Federal Funds no later than on the day indicated below unless other times are noted in the prospectus of the applicable Class or Fund:

         (i) for a wire received, at the time of the receipt of the wire;

         (ii) for a check drawn on a member bank of the Federal Reserve System, on the next Fund business day following receipt of the check; and

         (iii) for a check drawn on an institution that is not a member of the Federal Reserve System, at such time as Forum is credited with Federal Funds with respect to that check.

         SECTION 7. COMPENSATION AND EXPENSES

         (a) For the services provided by Forum pursuant to this Agreement, the Trust, on behalf each Fund, agrees to pay Forum the fees set forth in Clauses
(i) (ii), and (iii) of the applicable Appendix B hereto. Fees will begin to accrue for each Fund on the latter of the date of this Agreement or the date of commencement of operations of the Fund. If fees begin to accrue in the middle of a month or if this Agreement terminates before the end of any month, all fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be prorated according to the proportion that the period bears to the full month in which the effectiveness or termination occurs. Upon the termination of this Agreement with respect to a Fund, the Trust shall pay to Forum such compensation as shall be payable prior to the effective date of termination. The Trust acknowledges that Forum may from time to time earn money on amounts in the deposit accounts maintained by Forum to service the Funds (and other clients serviced by Forum).

         (b) In connection with the services provided by Forum pursuant to this Agreement, the Trust, on behalf of each Fund, agrees to reimburse Forum for the expenses set forth in Clause (iv) of the applicable Appendix B hereto. In addition, the Trust, on behalf of the applicable Fund, shall reimburse Forum for all reasonable incurred expenses and employee time (at 150% of salary) attributable to any review of the Trust's accounts and records by the Trust's independent accountants or any regulatory body outside of routine and normal periodic reviews. Should the Trust exercise its right to terminate this Agreement, the Trust, on behalf of the applicable Fund, shall reimburse Forum for all reasonable incurred out-of-pocket expenses and employee time (at 150% of salary) associated with the copying and movement of records and material to any successor person and providing assistance to any successor person in the establishment of the accounts and records necessary to carry out the successor's responsibilities.

         (c) All fees and reimbursements are payable in arrears on a monthly basis and the Trust, on behalf of the applicable Fund, agrees to pay all fees and reimbursable expenses within five (5) business days following receipt of the respective billing notice.

         SECTION 8. REPRESENTATIONS AND WARRANTIES

         (a) Forum represents and warrants to the Trust that:

         (i) It is a limited liability company duly organized and existing and in good standing under the laws of the State of Delaware;

         (ii) It is duly qualified to carry on its business in the State of Maine;

         (iii) It is empowered under applicable laws and by its Operating Agreement to enter into this Agreement and perform its duties under this Agreement;

         (iv) All requisite corporate proceedings have been taken to authorize it to enter into this Agreement and perform its duties under this Agreement;

         (v) It has access of the necessary facilities, equipment, and personnel to perform its duties and obligations under this Agreement;

         (vi) This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of Forum, enforceable against Forum in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

         (vii) It is registered as a transfer agent under Section 17A of the 1934 Act.

         (b) The Trust represents and warrants to Forum that:

         (i) It is a business trust duly organized and existing and in good standing under the laws of Massachusetts;

         (ii) It is empowered under applicable laws and by its Organic Documents to enter into this Agreement and perform its duties under this Agreement;

         (iii) All requisite corporate proceedings have been taken to authorize it to enter into this Agreement and perform its duties under this Agreement;

         (iv) It is an open-end management investment company registered under the 1940 Act:

         (v) This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

         (vi) A registration statement under the Securities Act is currently effective and will remain effective, and appropriate State securities law filings have been made and will continue to be made, with respect to all Shares of the Funds and Classes of the Trust being offered for sale.

         SECTION 9. PROPRIETARY INFORMATION

         (a) The Trust acknowledges that the databases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals maintained by Forum on databases under the control and ownership of Forum or a third party constitute copyrighted, trade secret, or other proprietary information (collectively, "Proprietary Information") of substantial value to Forum or the third party. The Trust agrees to treat all Proprietary Information as proprietary to Forum and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided under this Agreement.

         (b) Forum acknowledges that the Shareholder list and all information related to Shareholders furnished to Forum by the Trust or by a Shareholder in connection with this Agreement (collectively, "Customer Data") constitute proprietary information of substantial value to the Trust. In no event shall Proprietary Information be deemed Customer Data. Forum agrees to treat all Customer Data as proprietary to the Trust and further agrees that it shall not divulge any Customer Data to any person or organization except as may be provided under this Agreement or as may be directed by the Trust.

         SECTION 10. INDEMNIFICATION

         (a) Forum shall not be responsible for, and the Trust shall on behalf of each applicable Fund or Class thereof indemnify and hold Forum harmless from and against, any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liability arising out of or attributable to:

         (i) all actions of Forum or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without gross negligence or willful misconduct;

         (ii) the Trust's lack of good faith or the Trust's gross negligence of willful misconduct;

         (iii) the reliance on or use by Forum or its agents or subcontractors of information, records, documents or services which ave been prepared, maintained or performed by the Trust or any other person or firm on behalf of the Trust, including but not limited to any previous transfer agent or registrar;

         (iv) the reasonable reliance on, or the carrying out by Forum or its agents or subcontractors of, any instructions or requests of the Trust on behalf of the applicable Fund; and

         (v) the offer or sale of Shares in violation of any requirement under the Federal securities laws or regulations or the securities laws or regulations of any State that such Shares be registered in such State or in violation of any stop order or other determination or ruling by any federal agency or any State with respect to the offer or sale of such Shares in such State.

         (b) Forum shall indemnify arising out of or attributed to any action or failure or omission to act by Forum as a result of Forum's lack of good faith, gross negligence or willful misconduct with respect to the services performed under or in connection with this Agreement; provided, however, that Forum shall indemnify and hold the Trust and each Fund or Class thereof harmless from and against any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liability with regard to "as of" adjustments arising out of or attributed to any processing of Shareholder purchase and redemption requests at an incorrect NAV as a result of Forum's lack of good faith, negligence or willful misconduct as follows:

         (ii) Forum shall reimburse each applicable Fund (or Class) for any net losses to the Fund (or Class) during each NAV Error Period resulting from an NAV Difference that is at least $0.01 per Fund share. Forum shall reimburse the Fund (or Class) and each Fund (or Class) shareholder for any losses experienced by the Fund or any Fund shareholder, as applicable, during each NAV Error Period resulting from an NAV Difference that is at least $0.01 per Fund share and that, as a percentage of Recalculated NAV of such Fund (or Class), is at least 1/2 of 1%; provided, however, that Forum shall not be responsible for reimbursing any Fund with respect to any shareholder that experiences an aggregate loss during any NAV Error Period of less than $10.

         (ii) For purposes of this Agreement, (1) the NAV Difference shall mean the difference between the NAV at which a shareholder purchase or redemption should have been effected ("Recalculated NAV") and the NAV at which the purchase or redemption is effected, (2) NAV Error Period shall mean any Fund business day or series of two or more consecutive Fund business days during which an NAV Difference of $0.01 per Fund share or more exists, (3) NAV Differences and any Forum liability therefrom are to be calculated each time a Fund's (or Class's) NAV is calculated, (4) in calculating any amount for which Forum would otherwise be liable under this Agreement for a particular NAV error, Fund (or Class) losses and gains shall be netted and (5) in calculating any amount for which Forum would otherwise be liable under this Agreement for a particular NAV error that continues for a period covering more than one NAV determination, Fund (or Class) losses and gains for the period shall be netted.

         (c) At any time Forum may apply to any officer of the Trust for instructions, and may consult with legal counsel to the Trust or to Forum with respect to any matter arising in connection with the services to be performed by Forum under this Agreement, and Forum and its agents or subcontractors shall not be liable and shall be indemnified by the Trust on behalf of the applicable Fund for any action taken or omitted by it in reasonable reliance upon such instructions or upon the advice of such counsel. Forum, its agents and subcontractors shall be protected and indemnified in acting upon (i) any paper or document furnished by or on behalf of the Trust, reasonably believed by Forum to be genuine and to have been signed by the proper person or persons, (ii) any instruction, information, data, records or documents provided Forum or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Trust, and
(iii) any authorization, instruction, approval, item or set of data, or information of any kind transmitted to Forum in person or by telephone, vocal telegram or other electronic means, reasonably believed by Forum to be genuine and to have been given by the proper person or persons. Forum shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Trust. Forum, its agents and subcontractors shall also be protected and indemnified in recognizing share certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officers of the Trust, and the proper countersignature of any former transfer agent or former registrar or of a co-transfer agent or co-registrar of the Trust.

         (d) If the Trust has the ability to originate electronic instructions to Forum in order to (i) effect the transfer or movement of cash or Shares or
(ii) transmit Shareholder information or other information, then in such event Forum shall be entitled to rely on the validity and authenticity of such instruction without undertaking any further inquiry as long as such instruction is undertaken in conformity with security procedures established by Forum from time to time.

         (e) The Trust has authorized or in the future may authorize Forum to act as a "Mutual Fund Services Member" for the Trust or various Funds. Fund/SERV and Networking are services sponsored by the National Securities Clearing Corporation ("NSCC") and as used herein have the meanings as set forth in the then current edition of NSCC RULES AND PROCEDURES published by NSCC or such other similar publication as may exist from time to time. The Trust shall indemnify and hold Forum harmless from and against any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liability arising directly or indirectly out of or attributed to any action or failure or omission to act by NSCC.

         (f) In order that the indemnification provisions contained in this Section shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim or to defend against said claim in its own name or in the name of the other party. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.

         SECTION 11. EFFECTIVENESS, DURATION AND TERMINATION

         (a) This Agreement shall become effective with respect to each Fund or Class on the earlier of the date on which the Trust's Registration Statement relating to the Shares of the Fund or Class becomes effective or the date of the commencement of operations of the Fund or Class. Upon effectiveness of this Agreement, it shall supersede all previous agreements between the parties hereto covering the subject matter hereof insofar as such Agreement may have been deemed to relate to the Funds.

         (b) This Agreement shall continue in effect with respect to a Fund until terminated; provided, that continuance is specifically approved at least annually (i) by the Board or by a vote of a majority of the outstanding voting securities of the Fund and (ii) by a vote of a majority of Trustees of the Trust who are not parties to this Agreement or interested persons of any such party (other than as Trustees of the Trust).

         (c) This Agreement may be terminated with respect to a Fund at any time, without the payment of any penalty (i) by the Board on sixty (60) days' written notice to Forum or (ii) by Forum on sixty (60) days' written notice to the Trust. Any termination shall be effective as of the date specified in the notice. Upon notice of termination of this Agreement by either party, Forum shall promptly transfer to the successor transfer agent the original or copies of all books and records maintained by Forum under this Agreement including, in the case of records maintained on computer systems, copies of such records in machine-readable form, and shall cooperate with, and provide reasonable assistance to, the successor transfer agent in the establishment of the books and records necessary to carry out the successor transfer agent's responsibilities.

         (d) The obligations of Sections 3, 7, 8, 9, 10, 14, 15, and 17 shall survive any termination of this Agreement.

         SECTION 12. ADDITIONAL FUNDS AND CLASSES

         In the event that the Trust establishes one or more series of Shares or one or more classes of Shares after the effectiveness of this Agreement, such series of Shares or classes of Shares, as the case may be, shall become Funds and Classes under this Agreement. Forum or the Trust may elect not to make any such series or classes subject to this Agreement.

         SECTION 13. ASSIGNMENT

         Except as otherwise provided in this Agreement, neither this Agreement nor any rights or obligations under this Agreement may be assigned by either party without the written consent of the other party. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns. Forum may, without further consent on the part of the Trust, subcontract for the performance hereof with any entity, including affiliated persons of Forum; provided however, that Forum shall be as fully responsible to the Trust for the acts and omissions of any subcontractor as Forum is for its own acts and omissions.

         SECTION 14. FORCE MAJEURE

         Forum shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control including, without limitation, acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdowns, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails or any transportation medium, communication system or power supply.

         SECTION 15. LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY

         The Trustees of the Trust and the shareholders of each Fund shall not be liable for any obligations of the Trust or of the Funds under this Agreement, and Forum agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust or the Fund to which Forum's rights or claims relate in settlement of such rights or claims, and not to the Trustees of the Trust or the shareholders of the Funds.

         SECTION 16. TAXES

         Forum shall not be liable for any taxes, assessments or governmental charges that may be levied or assessed on any basis whatsoever in connection with the Trust or any Shareholder or any purchase of Shares, excluding taxes assessed against Forum for compensation received by it under this Agreement.

         SECTION 17. MISCELLANEOUS

         (a) Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement.

         (b) Except for Appendix A to add new Funds and Classes in accordance with Section 12, no provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto.

         (c) This Agreement shall be governed by, and the provisions of this Agreement shall be construed and interpreted under and in accordance with, the laws of the Commonwealth of Massachusetts.

         (d) This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

         (e) This Agreement may be executed by the parties hereto on any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

         (f) If any part, term or provision of this Agreement is held to be illegal, in conflict with law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid. This Agreement shall be construed as if drafted jointly by both Forum and Trust and no presumptions shall arise favoring any party by virtue of authorship of any provision of this Agreement.

         (g) Section and paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

         (h) Notices, requests, instructions and communications received by the parties at their respective principal addresses, or at such other address as a party may have designated in writing, shall be deemed to have been properly given.

         (i) Nothing contained in this Agreement is intended to or shall require Forum, in any capacity hereunder, to perform any functions or duties on any day other than a Fund business day. Functions or duties normally scheduled to be performed on any day which is not a Fund business day shall be performed on, and as of, the next Fund business day, unless otherwise required by law.

         (j) Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each Fund of the Trust are separate and distinct from the assets and liabilities of each other Fund and that no Fund shall be liable or shall be charged for any debt, obligation or liability of any other Fund, whether arising under this Agreement or otherwise.

         (k) No affiliated person (as that term is defined in the 1940 Act), employee, agent, director, officer or manager of Forum shall be liable at law or in equity for Forum's obligations under this Agreement.

      (l) Each of the undersigned expressly warrants and represents that they have full power and authority to sign this Agreement on behalf of the party indicated and that their signature will bind the party indicated to the terms hereof and each party hereto warrants and represents that this Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the party, enforceable against the party in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

         (m) The terms and "affiliated person," "assignment" and "vote of a majority of the outstanding voting securities" shall have the meanings ascribed thereto in the 1940 Act.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized persons, as of the day and year first above written.

                                        THE ADVISORS' INNER CIRCLE FUND

                                        By:  /s/ James Foggo
                                             ---------------
                                             James Foggo
                                             Vice President


                                        FORUM SHAREHOLDER SERVICES, LLC

                                        By:  /s/ Lisa J. Weymouth
                                             --------------------
                                             Lisa J. Weymouth
                                             Director

                         THE ADVISORS' INNER CIRCLE FUND
                     TRANSFER AGENCY AND SERVICES AGREEMENT

                                   APPENDIX A

                  FUNDS OF THE TRUST SUBJECT TO THIS AGREEMENT:
                   JAPAN SMALLER COMPANIES FUND (APPENDIX B3)
         TOEWS S&P 500 HEDGED INDEX FUND, INVESTOR SHARES (APPENDIX B4)
          TOEWS S&P 500 HEDGED INDEX FUND, ADVISOR SHARES (APPENDIX B4)
       TOEWS NASDAQ 100 HEDGED INDEX FUND, INVESTOR SHARES (APPENDIX B4)
        TOEWS NASDAQ 100 HEDGED INDEX FUND, ADVISOR SHARES (APPENDIX B4)
         LARGE CAP CORE EQUITY FUND, INSTITUTIONAL SHARES (APPENDIX B5)
        SYNOVUS LARGE CAP CORE EQUITY FUND, CLASS A SHARES (APPENDIX B5)
        SYNOVUS LARGE CAP CORE EQUITY FUND, CLASS B SHARES (APPENDIX B5)
        SYNOVUS LARGE CAP CORE EQUITY FUND, CLASS C SHARES (APPENDIX B5)
         SYNOVUS MID CAP VALUE FUND, INSTITUTIONAL SHARES (APPENDIX B5)
            SYNOVUS MID CAP VALUE FUND, CLASS A SHARES (APPENDIX B5)
            SYNOVUS MID CAP VALUE FUND, CLASS B SHARES (APPENDIX B5)
            SYNOVUS MID CAP VALUE FUND, CLASS C SHARES (APPENDIX B5)
    SYNOVUS INTERMEDIATE-TERM BOND FUND, INSTITUTIONAL SHARES (APPENDIX B5)
       SYNOVUS INTERMEDIATE-TERM BOND FUND, CLASS A SHARES (APPENDIX B5) SYNOVUS INTERMEDIATE-TERM BOND FUND, CLASS B SHARES (APPENDIX B5)
    SYNOVUS GEORGIA MUNICIPAL BOND FUND, INSTITUTIONAL SHARES (APPENDIX B5)
       SYNOVUS GEORGIA MUNICIPAL BOND FUND, CLASS A SHARES (APPENDIX B5)
   COM MERCE GOVERNMENT MONEY MARKET FUND, INSTITUTIONAL SHARES (APPENDIX B6) COMMERCE GOVERNMENT MONEY MARKET FUND, ADMINISTRATION SHARES (APPENDIX B6)
 COMMERCE TREASURY OBLIGATIONS MONEY MARKET FUND, SERVICE SHARES (APPENDIX B6)
       MCKINLEY LARGE CAP GROWTH FUND, INSTITUTIONAL SHARES (APPENDIX B7)
          MCKINLEY LARGE CAP GROWTH FUND, ADVISOR SHARES (APPENDIX B7)
       CHARTWELL SMALL CAP VALUE FUND, INSTITUTIONAL SHARES (APPENDIX B8)
          CHARTWELL SMALL CAP VALUE FUND, ADVISOR SHARES (APPENDIX B8)
       CHARTWELL LARGE CAP VALUE FUND, INSTITUTIONAL SHARES (APPENDIX B8)
          CHARTWELL LARGE CAP VALUE FUND, ADVISOR SHARES (APPENDIX B8)
                       CB CORE EQUITY FUND (APPENDIX B9)


                                      -A1-

                           THE ADVISORS' INNER CIRCLE FUND

                           By:  /s/ William Zitelli     Date:  6/10/03
                                -------------------            -------
                                William Zitelli
                                Vice President

                           FORUM SHAREHOLDER SERVICES, LLC

                           By:  /s/ Lisa J. Weymouth    Date:  6/16/03
                                --------------------           -------
                                Lisa J. Weymouth
                                Director





                                      -A2-

                           FORUM SHAREHOLDER SERVICES
                     TRANSFER AGENCY AND SERVICES AGREEMENT
                                  SYNOVUS FUNDS

                                   APPENDIX B5
                               FEES AND EXPENSES

(i)   BASE FEE
      Fees per Fund with single Class...............................$2,OOO/month
      Fees per Additional Fund or Class (2nd through 5th Fund or
       Class).......................................................$1,800/month
      Fees per Additional Fund or Class (6th or greater Fund or
       Class).......................................................$1,500/month

(ii)  SHAREHOLDER ACCOUNT FEE
      Fees per Open Fund Account.....................................$1.50/month
      Fees per Closed Fund Account...................................$0.25/month

(iii) INTERNET RELATED FEES
      Fees per each Fund or Class.....................................$500/month

(iv)  OUT-OF-POCKET AND RELATED EXPENSES
      The Trust, on behalf of the applicable Fund, shall reimburse Forum for all out-of-pocket and ancillary expenses in providing the services described in this Agreement, including but not limited to, the cost of (or appropriate share of the cost of): (i) statement, confirmation, envelope and stationary stock, (ii) share certificates, (iii) printing of checks and drafts, (iv) postage, (v) telecommunications, (vi) banking services (DDA account, wire and ACH, check and draft clearing and lock box fees and charges), (vii) NSCC Mutual Fund Service Member fees and expenses, (viii) outside proxy solicitors and tabulators, (ix) proxy solicitation fees and
      (x) microfilm and microfiche. In addition, any other expenses incurred by Forum at the request or with the consent of the Trust, will be reimbursed by the Trust on behalf of the applicable Fund.


                           THE ADVISORS' INNER CIRCLE FUND

                           By:  /s/ James Foggo        Date:  9/5/2001
                                ---------------               --------
                                James Foggo
                                Vice President

                           FORUM SHAREHOLDER SERVICES, LLC

                           By:  /s/ Lisa J. Weymouth    Date:  9/10/2001
                                --------------------           ---------
                                Lisa J. Weymouth
                                Director



                                      -B5-

                           FORUM SHAREHOLDER SERVICES
                     TRANSFER AGENCY AND SERVICES AGREEMENT

                          CENTRAL BANK AND TRUST FUNDS

                                  APPENDIX B9
                               FEES AND EXPENSES


(i)   BASE FEE
      Fees per Fund with single Class...............................$2,OOO/month
      Fees per Additional Fund or Class (2nd through 5th Fund or
       Class).......................................................$1,800/month
      Fees per Additional Fund or Class (6th or greater Fund or
       Class).......................................................$1,500/month

(ii)  SHAREHOLDER ACCOUNT FEE
      Fees per Open Fund Account.....................................$1.50/month
      Fees per Closed Fund Account...................................$0.25/month

(iii) INTERNET RELATED FEES
      Fees per each Fund or Class.....................................$500/month

(iv)  OUT-OF-POCKET AND RELATED EXPENSES
      The Trust, on behalf of the applicable Fund, shall reimburse Forum for all out-of-pocket and ancillary expenses in providing the services described in this Agreement, including but net limited to, the cost of (or appropriate share of the cost of): (i) stock for statements, confirmations, applications, forms, certificates, checks, drafts, envelope and stationery, (ii) banking charges and printing and clearing of checks and drafts, (iii) literature fulfillment, statement, confirmation, tax form and letter preparation, insertion, mailing and delivery, communications, including (if utilized) $500/month per telephone line plus $0.50 per call for voice response services, (v) NSCC Mutual Fund Service Member fees and expenses, (vi) fees and expenses of outside proxy solicitors and tabulators, (vii) record storage, imaging, microfilm and microfiche, (viii) reproduction, (ix) escheatment, (x) travel requested by the Trust and (xi) cost for anti-money laundering compliance software, audit and services. In addition, any other expenses incurred by Forum with respect to compliance by the Trust with any new laws or regulations that come into effect after the of the Agreement, or incurred by Forum at the request or with the consent of the Trust, will be reimbursed by the Trust on behalf of the applicable Fund.


                           THE ADVISORS' INNER CIRCLE FUND

                           By:  /s/ William Zitelli     Date:  6/10/03
                                -------------------            -------
                                William Zitelli
                                Vice President

                           FORUM SHAREHOLDER SERVICES, LLC

                           By:  /s/ Lisa J. Weymouth    Date:  6/16/03
                                --------------------           -------
                                Lisa J. Weymouth
                                Director

                         THE ADVISORS' INNER CIRCLE FUND
                     TRANSFER AGENCY AND SERVICES AGREEMENT

                            PROSPECT ASSET MANAGEMENT

                                   APPENDIX B3
                                FEES AND EXPENSES


(i)   BASE FEE
      Fees per Fund with single Class...............................$2,OOO/month
      Fees per Additional Fund or Class (2nd through 5th Fund or
       Class).......................................................$1,800/month
      Fees per Additional Fund or Class (6th or greater Fund or
       Class).......................................................$1,500/month

(ii)  SHAREHOLDER ACCOUNT FEE
      Fees per Open Fund Account.....................................$1.50/month
      Fees per Closed Fund Account...................................$0.25/month

(iii) INTERNET RELATED FEES
      Client Remote Inquiry...........................................No Cost
      Shareholder Remote Inquiry/Trading per CUSIP....................$500/month

(iv)  OUT-OF-POCKET AND RELATED EXPENSES

      The Trust, on behalf of the applicable Fund, shall reimburse Forum for all out-of-pocket and ancillary expenses in providing the services described in this Agreement, including hut not limited to, the cost of (or appropriate share of the cost of): (i) statement, confirmation, envelope and stationary stock, (ii) share certificates, (iii) printing of checks and drafts, (iv) postage, (v) telecommunications, (vi) banking services (DDA account, wire and ACR, check and draft clearing and lock box fees and charges), (vii) NSCC Mutual Fund Service Member fees and expenses, (viii) outside proxy solicitors and tabulators, (ix) proxy solicitation fees and
      (x) microfilm and microfiche. In addition, any ether expenses incurred by Forum at the request or with the consent of the Trust, will be reimbursed by the Trust on behalf of the applicable Fund.

                                                               [GRAPHIC OMITTED]
                                                               [GRAPHIC OMITTED]

                                      -B3-